MANAGEMENT SERVICES AGREEMENT


     This MANAGEMENT SERVICES AGREEMENT (this "Agreement"), dated as of December 29, 1994, is made by and between KASH N' KARRY
FOOD STORES, INC., a Delaware corporation (the "Company"), and
LEONARD GREEN & PARTNERS, L.P. ("LGP").

     WHEREAS, the Company desires to obtain from LGP, and LGP desires to provide, certain management, consulting, financial planning and financial advisory services on an ongoing basis.

     NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto hereby agree as follows:

1. Retention. Subject to the terms and conditions hereof, the Company hereby retains LGP, and LGP hereby agrees to be retained by the Company, to provide management, consulting, financial planning and financial advisory services to the Company on an ongoing basis in connection with the operation of the Company during the term of this Agreement and in connection with major financial transactions that may be undertaken from time to time during the term of this Agree-ment (collectively, the "Services").

2. Compensation. In consideration of the Services, the Company shall pay LGP an annual fee of $200,000, payable in equal monthly installments, in advance, on the first day of each month commencing on the first such day following the effec-tive date hereof; provided, however, that the amount of such fee shall be prospectively reduced by an amount equal to two percent (2%) of the greater of (x) the cost to LGP and its affiliates of, or (y) the proceeds received by LGP and its affiliates with respect to, all or any part of their $10 million equity investment in the Company which is trans-ferred during the term of this Agreement to the Company or to any third party which is not an affiliate of LGP or a partner of Green Equity Investors, L.P.

     In the event the Company shall specifically request that LGP provide investment banking services to the Company in con-nection with a major financial transaction undertaken by the Company during the term of this Agreement, and LGP shall agree to do so, the Company shall pay LGP for such services reasonable and customary fees for services of like kind, taking into consideration all relevant factors, including but not limited to the complexity of the subject transac-tion, the time devoted to providing such services and the value of LGP's investment banking expertise and relations within the business and financial community. The amount of such fees shall be approved by a majority of the disinter-ested members of the Company's Board of Directors.

     The Company and LGP hereby terminate any prior written or oral understandings or agreements with respect to the provi-sion by LGP of management, consulting, financial planning or financial advisory services to the Company, and LGP hereby waives any fees and/or expenses that may have accrued or be payable to LGP by or on behalf of the Company in connection with or pursuant to any such prior understandings or agree-ments.

3. Term. This Agreement shall become effective (the "effective date") on the effective date of the Company's plan of reor-ganization described in the Company's Disclosure Statement dated September 2, 1994, and shall terminate on the earlier to occur of (i) the second anniversary of the effective date of this Agreement and (ii) the date on which the annual fee to which LGP is entitled hereunder is reduced to zero pursu-ant to the provisions of Section 2 hereof. Notwithstanding any other provision hereof, the Company's obligation, pursu-ant to Section 2 hereof and the provisions of Section 5 hereof, to pay amounts due with respect to periods prior to the termination hereof shall survive any termination of this Agreement.

4.   Decisions; Authority of Management Advisor.

     4.1 Company Decisions. The Company reserves the right to make all decisions with regard to any matter upon which LGP has rendered its advice and consultation, and there shall be no liability to LGP for any such advice ac-cepted by the Company pursuant to the provisions of this Agreement.

     4.2 Independent Contractor. LGP shall act solely as an independent contractor and shall have complete charge of its personnel engaged in the performance of the Services. As an independent contractor, LGP shall have the authority only to act as an advisor to the Company and shall have no authority to enter into any agreement or to make any representations, commitment or warranty binding upon the Company or to obtain or incur any right, obligation or liability on behalf of the Compa-ny.

5.   Indemnification.

     5.1 Indemnification. The Company shall (i) indemnify LGP and GEI, their respective affiliates, and the partners, directors, officers, employees, agents and controlling persons of LGP and GEI and their respective affiliates (collectively, the "Indemnified Parties"), to the fullest extent permitted by law, from and against any and all losses, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject, caused by, related to or arising out of the Services or the engagement of LGP pursuant to, and the performance by LGP of the Services contemplated by, this Agreement, and (ii) promptly reimburse each Indem-nified Party for all costs and expenses (including reasonable attorneys' fees and expenses), as incurred, in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company and whether or not resulting in any liability; provided, however, that the Company shall not be liable under the foregoing indemnification to the extent that such loss, claim, damage, liability, cost or expense is found in a final non-appealable judgment by a court to have resulted from such Indemnified Party's bad faith or gross negli-gence or from a material violation of this Agreement or from actions of such Indemnified Party outside the scope of and unauthorized by this Agreement; and pro-vided, further, that no Indemnified Party shall be reimbursed for costs and expenses unless the Company shall have received an undertaking by or on behalf of such Indemnified Party to repay such amounts if it shall be determined ultimately that such Indemnified Party is not entitled to be indemnified hereunder.

     5.2 The Company agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company related to or arising out of the engagement of LGP pursuant to, or the per-formance by LGP of the Services contemplated by, this Agreement, except to the extent that such loss, claim, damage, liability, cost or expense is found in a final non-appealable judgment by a court to have resulted from LGP's bad faith or gross negligence or from a material violation of this Agreement or from actions of such Indemnified Party outside the scope of an unautho-rized by this Agreement.

     5.3 The Company, upon receipt of notice from any Indemni-fied Party as to any such pending or threatened claim or any action or proceeding arising therefrom and at the Company's request, shall be permitted by such Indemnified Party to assume (at the Company's expense) the defense of such claim or any action or proceeding arising therefrom (including, but not limited to, the negotiation with the relevant third party of any set-tlement of such claim and the scope of any nonmonetary relief or action that may be required in response to such claim), provided that (i) the counsel for the Company who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to such Indemnified Party and (ii) such Indemnified Party may participate in (but not control) such defense at such Indemnified Party's expense. Except with the prior written consent of such Indemnified Party, such consent not to be unreasonably withheld, the Company, in the defense of any such claim or litigation, shall not consent to entry of any judgment or order, interim or otherwise, or enter into any settlement that provides for injunctive or other nonmonetary relief affecting such Indemnified Party. In each case, such Indemnified Party will cooperate with the Company, so long as the Company is conducting the defense of such claim, in the preparation for and the prosecution of the defense of such claim, including making available evidence within the control of such Indemnified Party and persons needed as witnesses who are employed by such Indemni-fied Party, as the case may be, in each case as reason-ably needed for such defense and at cost, which cost, to the extent reasonably incurred, shall be paid by the Company.

6.   Miscellaneous.

     6.1 Assignment. Neither of the parties hereto shall assign this Agreement or the rights and obligations hereunder, in whole or in part, without the prior written consent of the other party. Subject to the foregoing, this Agreement will be binding upon and inure solely for the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right hereunder or by virtue here-of.

     6.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as applied to contracts made and performed within the State of California without regard to prin-ciples of conflict of laws.

     6.3 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substan-tially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may hereafter be declared invalid, illegal, void or unenforceable.

     6.4 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter of this Agreement and memorializes and supersedes all written or oral representations, warran-ties, commitments and other understandings prior to the date of this Agreement relating to the subject matter of this Agreement.

     6.5 Further Assurances. The parties agree to take such further action and to deliver or cause to be delivered such additional agreements or instruments as either of them may reasonably request for the purpose of carrying out this Agreement and the agreements and transactions contemplated hereby.

     6.6 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     6.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     6.8 Amendment and Waiver. This Agreement may be amended, modified or supplemented provided that the same are in writing and signed by each of the parties hereto. Waivers or consents to departures from the provisions hereof may be given provided that the same are in writing and signed by the party charged with giving the same. No waiver by either party of any provisions of this Agreement shall operate as a subsequent waiver of the same or any other provision of this Agreement.

     6.9 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agree-ment.

     IN WITNESS WHEREOF, the parties have executed this Manage-ment Services Agreement on the date first appearing above.

                              KASH N' KARRY FOOD STORES, INC.

                              By: /s/ R. S. Springer

                              Name: R. S. Springer

                              Title: Executive Vice President,
                                       Administration

                              LEONARD GREEN & PARTNERS, L.P.

                              By: /s/ Jennfier Holden Dunbar

                              Name: Jennifer Holden Dunbar

                              Title: President, Willow III, Inc.
                                       A General Partner of
                                       Leonard Green & Partners.